Subsidiaries of Cumulus Media, Inc.

2-L Corporation	Louisiana
Atlanta Radio, LLC	Delaware
Broadcast Software International LLC	Delaware
Catalyst Media, LLC	Delaware
Chicago FM Radio Assets, LLC	Delaware
Chicago Radio Assets, LLC	Delaware
CMI Receivables Funding LLC	Delaware
CMP Houston-KC, LLC	Delaware
CMP KC LLC	Delaware
CMP Susquehanna LLC	Delaware
CMP Susquehanna Radio Holdings LLC	Delaware
Consolidated IP Company LLC	Delaware
Cumulus Broadcasting LLC	Delaware
Cumulus Intermediate Holdings LLC	Delaware
Cumulus Licensing LLC	Delaware
Cumulus Licensing Holding Company LLC	Delaware
Cumulus Media Intermediate Inc.	Delaware
Cumulus Media Investments LLC	Delaware
Cumulus Media New Holdings Inc	Delaware
Cumulus Network Holdings LLC	Delaware
Cumulus Radio LLC	Delaware
Cumulus Radio Holding Company LLC	Delaware
Detroit Radio, LLC	Delaware
Deer Power Tower Venture, LLC	Delaware
DC Radio Assets, LLC	Delaware
Dial Communications Global Media, LLC	Delaware
Incentrev-Radio Half Off, LLC	Delaware
IncentRev LLC	Delaware
222 JV Clear Channel	Delaware
KLIF Broadcasting, LLC	Delaware
KLIF Lico, LLC	Delaware
KLOS-FM Radio Assets, LLC	Delaware
KPLX Lico, LLC	Delaware
LA Radio, LLC	Delaware
Minneapolis Radio Assets, LLC	Delaware
NASH Country, LLC	Delaware
Nashville Radio Tower Joint Venture	Delaware
NY Radio Assets, LLC	Delaware
Radar/Cumulus Entertainment LLC	Delaware
Radio Assets, LLC	Delaware
Radio License Holdings LLC	Delaware
Radio License Holding CBC, LLC	Delaware

Radio License Holding SRC LLC	Delaware
Radio Metroplex, LLC	Delaware
Radio Networks, LLC	Delaware
San Francisco Radio Assets, LLC	Delaware
Shoreview FM Group	Delaware
Susquehanna Media LLC	Delaware
Susquehanna Pfaltzgraff LLC	Delaware
Susquehanna Radio LLC	Delaware
WBAP-KSCS Assets, LLC	Delaware
Westwood One, LLC	Delaware
Westwood One Radio Networks, LLC	Delaware
WPLJ Radio, LLC	Delaware